Exhibit 99.1
Everi Stockholders Approve Acquisition by Apollo Funds
LAS VEGAS (November 14, 2024) – Everi Holdings Inc. (NYSE: EVRI) (“Everi” or the “Company”), a premier provider of land-based and digital casino gaming content and products, financial technology, player loyalty solutions, and bingo, announced today that its stockholders have voted at a special meeting of Everi stockholders (the “Special Meeting”) to approve the pending simultaneous acquisition of Everi and the Gaming & Digital business of International Game Technology PLC (NYSE: IGT) by a newly formed holding company owned by funds managed by affiliates of Apollo Global Management, Inc. (NYSE: APO) (the “Apollo Funds”) through a merger. As previously announced, pursuant to the terms of the merger agreement, Everi stockholders will receive $14.25 per share in cash for every share of Everi common stock they own immediately prior to the effective time of the merger.
At the Special Meeting, approximately 99.88% of the shares voted were voted in favor of the merger, which represented approximately 71.48% of the total outstanding shares of Everi common stock as of October 3, 2024, the record date for the Special Meeting.
“We are pleased that our stockholders supported our transaction with the Apollo Funds,” said Michael Rumbolz, chairman of the Company’s Board of Directors. “We now shift our focus to the important next steps toward completing the transaction and maximizing value for Everi stockholders.”
Assuming timely satisfaction of necessary closing conditions, the proposed transaction is expected to close by the end of the third quarter of 2025.
The final voting results on the proposals voted on at the Special Meeting will be set forth in a Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).
About Everi
Everi's mission is to lead the gaming industry through the power of people, imagination, and technology. As one of the largest suppliers of technology solutions for the casino floor that also has an expanding focus in adjacent industries, our commitment is to continually develop products and services that provide gaming entertainment, improve our customers' patron engagement, and help our customers operate their businesses more efficiently. We develop entertaining game content, gaming machines, and gaming systems to serve our land-based, iGaming and bingo operators. Everi is a leading innovator and provider of trusted financial technology solutions that power casino floors, improve casinos' operational efficiencies, and fulfill regulatory compliance requirements. The Company also develops and supplies player loyalty tools and mobile-first applications that drive increased patron engagement for our customers and venues in the casino, sports, entertainment, and hospitality industries. For more information, please visit www.everi.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, related to Everi and the proposed transaction. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve risks and uncertainties that could significantly affect the financial or operating results of Everi. These forward-looking statements may be identified by terms such as

“anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “may,” “plan,” “project,” “should,” “will,” and “would” and the negative of these terms or other similar expressions. Forward-looking statements in this press release include, among other things, statements about the expected timing of the completion of the proposed transaction and the ability of the parties to consummate the proposed transaction. These forward-looking statements involve substantial risks and uncertainties that could cause actual results, including the actual results of Everi, to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among other things, risks related to the possibility that the conditions to the consummation of the proposed transaction will not for any reason be satisfied (including the failure to obtain gaming and regulatory approvals) in the anticipated timeframe or at all; risks related to the ability to realize the anticipated benefits of the proposed transaction; the ability to retain and hire key personnel; negative effects of the announcement or failure to consummate the proposed transaction on the market price of the capital stock of Everi and on Everi’s operating results, including that Everi’s stock price may decline significantly if the proposed transaction is not consummated; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, which in certain circumstances may require Everi to pay a termination fee; significant transaction costs, fees, expenses and charges; operating costs, customer loss, and business disruption (including, without limitation, difficulties in maintaining employee, customer, or other business, contractual, or operational relationships following the proposed transaction announcement or closing of the proposed transaction and the diversion of Everi management’s attention from its ongoing business); failure to consummate or delay in consummating the proposed transaction for any reason; risks relating to any resurgence of the COVID-19 pandemic or similar public health crises; risks related to competition in the gaming industry; dependence on significant licensing arrangements, customers, or other third parties; risks related to the financing of the proposed transaction; economic changes in global markets, such as currency exchange, inflation and interest rates, and recession; government policies (including policy changes affecting the gaming industry, taxation, trade, tariffs, immigration, customs, and border actions) and other external factors that Everi cannot control; regulation and litigation matters relating to the proposed transaction or otherwise impacting Everi or the gaming industry generally, including the nature, cost, and outcome of any litigation and other legal proceedings related to the proposed transaction that have been or may be instituted against the parties and others following the announcement of the proposed transaction; unanticipated adverse effects or liabilities from business divestitures; risks related to intellectual property, privacy matters, and cyber security (including losses and other consequences from failures, breaches, attacks, or disclosures involving information technology infrastructure and data); other business effects (including the effects of industry, market, economic, political, or regulatory conditions); and other risks and uncertainties, including, but not limited to, those described in Everi’s Annual Report on Form 10-K on file with the SEC and from time to time in other filed reports including Everi’s Quarterly Reports on Form 10-Q.

A further description of risks and uncertainties relating to Everi can be found in its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, all of which are filed with the SEC and available at www.sec.gov.

There can be no assurance that the proposed transaction will in fact be consummated. If the proposed transaction is consummated, Everi’s stockholders will cease to have any equity interest in Everi and will have no right to participate in its earnings and future growth. Everi cautions investors not to unduly rely on any forward-looking statements, which speak only as of the date thereof. Everi does not intend to update or revise any forward-looking statements as the result of new information or future events or developments, except as required by law.

Contact:
Jennifer Hills, Investor Relations, Jennifer.Hills@everi.com
(908) 723-5841
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